FOR IMMEDIATE RELEASE
Investors contact:	Media contact:
Linda Snyder	Alan Bernheimer
408/588-8405	408/496-7467
Linda-_snyder@hyperion.com	Alan_bernheimer@hyperion.com

HYPERION REPORTS RECORD SECOND QUARTER RESULTS

20% Total Revenue and Double-Digit License Growth
Drive Higher Operating Margins and Earnings

SANTA CLARA, Calif., January 23, 2007 - Hyperion Solutions (Nasdaq Global Select: HYSL), the global leader in Business Performance Management (BPM) software, today announced results for its fiscal second quarter ended December 31, 2006, which include records for Q2 license and total revenue, net income, earnings per share, and number of new customers.

Total revenues for the quarter increased 20% to $222.9 million, compared to $185.5 million for the same period a year ago. Software license revenue increased 14% to $84.9 million, compared to $74.4 million for the same period a year ago, while maintenance and services revenue grew 24% to $138.0 million, compared to $111.0 million in the year-ago period.

The company's second quarter net income, as reported in accordance with U.S. generally accepted accounting principles (GAAP), increased 39% to $21.5 million, or $0.36 per diluted share, compared to net income of $15.5 million, or $0.25 per diluted share, for the second quarter of fiscal 2006.

Second quarter non-GAAP net income increased 34% year-over-year to a record $29.9 million, or $0.50 per diluted share, excluding the impact of charges, net of related tax, for the deferred maintenance revenue adjustments and the amortization of purchased intangible assets; and SFAS 123R equity-based compensation. These results compare to non-GAAP net income of $22.3 million, or $0.37 per diluted share, for the second quarter of fiscal 2006.

Hyperion’s balance sheet reflects cash and short-term investments totaling $486.4 million at December 31, 2006, compared to $436.2 million at September 30, 2006. Cash flow from operations for the quarter was $47.4 million. The company used cash of $7.5 million to repurchase stock during the quarter, as part of a $100 million stock repurchase program announced in April 2006. Days sales outstanding (DSO) for the quarter improved six days sequentially to 58 days.

“We’re pleased to report the best second fiscal quarter in Hyperion’s history,” said Godfrey R. Sullivan, Hyperion’s president and chief executive officer. “License revenue grew 14%, as customers increasingly recognize Hyperion as the management system for the global enterprise. This is our third consecutive quarter of double-digit license revenue growth, fueled by increasing demand for Hyperion System 9. We set new company records for number of transactions with new customers, net income, and earnings per share and are increasingly winning in stand-alone business intelligence transactions.”

Business Outlook for Q3 FY07

Hyperion also reported today its outlook for the third quarter of fiscal year 2007. On a GAAP basis, the company currently expects total revenues in the range of $215 million to $220 million and diluted earnings per share in the range of $0.24 to $0.29. This outlook assumes an effective tax rate of 39.4%, and diluted shares outstanding of 59.9 million.

Excluding the impact, net of the related tax expense, of the amortization of purchased intangible assets, equity-based compensation expense and deferred maintenance revenue adjustments, the company expects diluted earnings per share on a non-GAAP basis for the second quarter in the range of $0.40 to $0.45, and a non-GAAP effective tax rate of 37.4%.

Business Outlook for FY07

Hyperion also reported its updated outlook for fiscal year 2007. On a GAAP basis, the company currently expects total revenues in the range of $885 million to $895 million and diluted earnings per share in the range of $1.20 to $1.25. This outlook assumes an effective tax rate for Q3 and Q4 of 39.4% and diluted shares outstanding of 59.8 million.

Excluding the impact, net of the related tax expense, of the amortization of purchased intangible assets, equity-based compensation expense and deferred maintenance revenue adjustments, the company expects diluted earnings per share on a non-GAAP basis for the fiscal year in the range of $1.80 to $1.85, and a non-GAAP effective tax rate for Q3 and Q4 of 37.4%.

Other Recent Developments

Other recent company developments include:

•
Won major customer contracts at: AIB Group (UK), AmBev (Brazil), BT Group plc (UK), Consorzio Operativo Gruppo MPS (Italy), EagleBurgmann Group (Germany), H.C. Starck GmbH & Co. KG (Germany), International Flavors & Fragrances, New York University, RadioShack, Sensata Technologies, Stora Enso (Finland), Sunrise Senior Living Services, and ThyssenKrupp AG (Germany).

•
Placed in the leaders quadrant in the “Magic Quadrant for CPM Suites, 2006” by industry analyst firm Gartner. Gartner weighed Hyperion’s completeness of vision and ability to execute in determining its position in the Magic Quadrant.

•	Introduced Hyperion System 9 Smart Space with “always-on” business intelligence, featuring gadgets that leverage the latest innovations in Microsoft Windows XP and Vista operating systems.
•
Unveiled powerful new features and functionality in Hyperion System 9 Release 9.3. Major new enhancements give organizations more tools for improving business performance and include a Capital Expense Planning module, BPM Architect, and Data Integration Management module.

•	Hyperion’s Global Partner organization announced SolutionsNet, a new program that enhances support for partners who offer targeted BPM solutions built on Hyperion System 9 software.
•	Announced today that it signed a merger agreement to acquire Decisioneering, a privately held decision analysis software company headquartered in Denver, CO.

Conference Call and Webcast

Hyperion’s executive management will host a conference call at 5:00 p.m. ET today to discuss these financial results. The conference call and slide presentation will be webcast live with access from the Investor Relations section of the Hyperion web site at www.hyperion.com. A replay of the webcast will also be available from the company’s web site.

About Hyperion

Hyperion Solutions Corporation (Nasdaq Global Select: HYSL) is the global leader in Business Performance Management software. More than 12,000 customers in 90 countries rely on Hyperion both for insight into current business performance and to drive performance improvement. With Hyperion software, businesses collect, analyze and share data across the organization, linking strategies to plans and monitoring execution against goals. Hyperion integrates financial management applications with a business intelligence platform into a single management system for the global enterprise. For more information, visit www.hyperion.com.

Forward-Looking Statements

Statements in this press release relating to the future, including but not limited to those related to our “Business Outlook, are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “should,” “potential,” “estimated,” “projects,” “anticipate,” “plans,” “expects,” “believes” and similar expressions. These forward-looking statements are based on current plans and expectations, and involve risks and uncertainties, including important factors that could cause our actual results to differ materially from those projected in the forward-looking statements. These factors include, without limitation, our ability to increase software license revenue (by either increasing sales of newer products or reducing the decline in revenue from older and existing products), the occurrence of unexpected and significant product quality problems, our ability to maintain or increase partner revenue, lower than expected customer adoption rates for System 9, our ability to successfully integrate acquired businesses or technologies, strengthening of the dollar against key European currencies, the impact of new or existing competitive products and pricing, a decline in customer demand and technological shifts. For a more detailed discussion of factors that could affect the company's performance and cause actual results to differ materially from those anticipated in the forward-looking statements, interested parties should review the company's filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K filed on September 1, 2006 and its quarterly report on Form 10-Q filed on November 8, 2006. The results contained in this press release are preliminary and therefore subject to change as the company completes its review of the second quarter. The company does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances. Although this release may remain available on the company's website or elsewhere, its continued availability does not indicate that the company is reaffirming or confirming any of the information contained herein as of a later date.

“Hyperion,” the Hyperion logo, and Hyperion’s product names are trademarks of Hyperion.

Hyperion Solutions Corporation
Reconciliation of GAAP to Non-GAAP Results
(In thousands except for per share data)

The following table reflects Hyperion’s GAAP results reconciled to non-GAAP results for its Q2 FY07 as included in this press release.

	Three Months Ended
	December 31, 2006	December 31, 2005
Net income:
GAAP net income	$21,528	$15,522

Plus:
Equity-based compensation expense	9,210	7,030
Amortization of purchased intangible assets	3,174	2,408
Restructuring charges	-	446
Deferred maintenance revenue adjustment	369	-
Less: Income tax effect of non-GAAP adjustments	(4,342)	(3,082)
Non-GAAP net income	$29,939	$22,324

	Three Months Ended
Diluted net income per share:	December 31, 2006	December 31, 2005
GAAP net income per share	$0.36	$0.25

Plus:
Equity-based compensation expense	0.15	0.12
Amortization of purchased intangible assets	0.05	0.04
Restructuring charges	-	0.01
Deferred maintenance revenue adjustment	0.01	-
Less: Income tax effect of non-GAAP adjustments	(0.07)	(0.05)

Non-GAAP net income per share	$0.50	$0.37

Shares used in computing diluted net income per share	59,721	60,930

The following table reflects Hyperion’s Q3 FY07 and FY07 Business Outlook on a GAAP basis reconciled to our results on a non-GAAP basis.

Business Outlook:
Diluted net income per share:	Q3FY07	FY07
Projected GAAP net income per share	$0.24 - $0.29	$1.20 - $1.25
Plus:
Equity-based compensation expense	0.16	0.62
Amortization of purchased intangible assets	0.07	0.25
Deferred maintenance revenue adjustment	0.01	0.04
Less: Income tax effect of non-GAAP adjustments	(0.08)	(0.31)
Projected Non-GAAP net income per share	$0.40 - $0.45	$1.80 - $1.85

This outlook assumes a GAAP effective tax rate of 39.4% and a non-GAAP effective tax rate of 37.4%.

Non-GAAP Financial Information

The non-GAAP information included in this press release is not prepared in accordance with GAAP because it excludes equity-based compensation, amortization of purchased intangible assets, restructuring charges (credits), and deferred maintenance revenue adjustments. Management believes the presentation of this non-GAAP information may be useful to investors because the Company has historically provided this or similar information and understands that some investors find it helpful in analyzing the Company’s revenues and expenses and comparing them to the revenues and expenses of the Company’s competitors or others. Management uses this non-GAAP information, along with GAAP information, in evaluating the Company’s historical and projected revenues and expenses, primarily with a view to assessing ongoing revenues and expenses associated with specific, non-recurring transactions, as is the case with our deferred maintenance revenue adjustment, purchased intangible assets, and restructuring charges (credits). Management uses the non-GAAP information relating to our equity-based compensation, along with GAAP information, to compare this specific non-cash expense with similar expenses of the Company’s competitors or others. Management does so, in part, because of the divergence of opinion as to the best accounting method of equity compensation, notwithstanding the adoption of FAS 123R.

The non-GAAP information is not prepared in accordance with generally accepted accounting principles and may differ from the non-GAAP information used by other companies. Non-GAAP information should not be considered in isolation from, or as a substitute for, information prepared in accordance with GAAP. Moreover, there are material limitations associated with the use of non-GAAP information. In this regard, while the specific transactions causing the non-GAAP expenses are non-recurring, the Company in the future may effect other transactions, such as acquisitions or restructurings that will trigger similar expenses. Moreover, the Company expects in the future to incur additional equity-based compensation with the granting of additional equity compensation pursuant to FAS 123R and otherwise. For these reasons, our non-GAAP information may not be as useful to investors as the GAAP information also provided.

Hyperion Solutions Corporation
Consolidated Balance Sheets
(In thousands, except par value)

	December 31, 2006	June 30, 2006
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$209,877	$166,055
Short-term investments	276,557	271,228
Accounts receivable, net of allowances of $10,000 and $10,370	142,526	180,384
Deferred tax assets	11,103	10,869
Prepaid expenses and other current assets	32,297	35,205
TOTAL CURRENT ASSETS	672,360	663,741

Property and equipment, net	73,478	76,221
Goodwill	161,238	157,208
Other intangible assets, net	31,972	38,525
Deferred tax assets	46,254	40,956
Other assets	12,247	5,669
TOTAL ASSETS	$997,549	$982,320

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$73,269	$78,014
Accrued employee compensation and benefits	54,912	68,243
Income taxes payable	46,771	47,009
Deferred revenue	158,733	171,142
Restructuring liabilities	6,832	6,943
TOTAL CURRENT LIABILITIES	340,517	371,351

Long-term restructuring liabilities and other	17,896	21,384

TOTAL LIABILITIES	358,413	392,735

Stockholders' equity:
Preferred stock - $0.001 par value; 5,000 shares authorized; none issued	-	-
Common stock - $0.001 par value; 300,000 shares authorized;
58,528 and 58,301 shares issued and outstanding	59	58
Additional paid-in capital	572,302	534,716
Retained earnings	67,184	57,142
Accumulated other comprehensive loss	(409)	(2,331)
TOTAL STOCKHOLDERS' EQUITY	639,136	589,585
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$997,549	$982,320

Hyperion Solutions Corporation
Consolidated Statements of Operations
(In thousands, except per share data) (Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2006	2005	2006	2005
REVENUES
Software licenses	$84,879	$74,445	$153,009	$134,969
Maintenance and services	138,031	111,049	268,404	220,750
TOTAL REVENUES	222,910	185,494	421,413	355,719

COSTS AND EXPENSES
Cost of revenues:
Software licenses	5,522	4,626	11,395	8,465
Maintenance and services	53,169	42,845	103,142	80,799
Sales and marketing	82,644	69,807	155,803	136,455
Research and development	32,149	28,360	62,345	56,241
General and administrative	19,325	17,385	42,368	33,514
Restructuring charges (credits)	-	446	(26)	346
TOTAL COSTS AND EXPENSES	192,809	163,469	375,027	315,820

OPERATING INCOME	30,101	22,025	46,386	39,899

Interest and other income, net	3,909	2,809	7,461	5,385
INCOME BEFORE INCOME TAXES	34,010	24,834	53,847	45,284

Income tax provision	12,482	9,312	20,383	16,470
NET INCOME	$21,528	$15,522	$33,464	$28,814

Basic net income per share	$0.37	$0.26	$0.58	$0.49
Diluted net income per share	$0.36	$0.25	$0.56	$0.47

Shares used in computing basic net income per share	58,068	59,102	57,784	59,176
Shares used in computing diluted net income per share	59,721	60,930	59,341	60,834

Hyperion Solutions Corporation
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended December 31,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$33,464	$28,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,857	16,430
Stock-based compensation	18,284	14,807
Provision for accounts receivable allowances	2,707	2,660
Deferred tax assets	(3,217)	(4,236)
Income tax benefit from exercise of stock options	803	-
Changes in operating assets and liabilities:
Accounts receivable	38,092	(7,316)
Prepaid expenses and other current assets	3,249	1,277
Other assets	285	221
Accounts payable and accrued liabilities	(8,631)	2,927
Accrued employee compensation and benefits	(14,284)	(3,182)
Income taxes payable	(387)	8,234
Deferred revenue	(14,799)	(14,894)
Restructuring liabilities	(207)	(894)
Long-term restructuring liabilities and other	(3,419)	(3,077)
Net cash provided by operating activities	71,797	41,771

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of available-for-sale and other investments	(150,689)	(184,661)
Proceeds from sales and maturities of investments	139,139	182,058
Purchases of property and equipment	(8,107)	(10,216)
Purchases of other intangible assets	(205)	(637)
Payments for acquisitions, net of cash acquired	(5,992)	-
Net cash used in investing activities	(25,854)	(13,456)

CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on capital leases	(126)	-
Purchases of common stock	(32,460)	(80,081)
Proceeds from issuance of common stock	25,136	30,406
Income tax benefit from exercise of stock options	2,401	6,761
Net cash used in financing activities	(5,049)	(42,914)

Effect of exchange rate on cash and cash equivalents	2,928	(1,769)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	43,822	(16,368)
Cash and cash equivalents at beginning of period	166,055	170,740
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$209,877	$154,372

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$44	$153
Cash paid for income taxes	$19,376	$4,980

Hyperion Solutions Corporation
Supplemental Financial Data
($ in thousands)
(Unaudited)

	Fiscal 2006								Fiscal 2007

	Q1		Q2		Q3		Q4		Q1		Q2		% Change over Q1 07	% Change over Q2 06

Revenue Analysis
Software License Revenue	$60,524	35%	$74,445	40%	$64,351	35%	$95,797	43%	$68,130	34%	$84,879	38%	25%	14%
Maintenance and Services Revenue:
Maintenance Revenue	77,940	46%	81,396	44%	83,499	45%	85,983	38%	89,610	45%	95,067	43%	6%	17%
Consulting and Training Revenue	31,761	19%	29,653	16%	37,793	20%	42,090	19%	40,763	21%	42,964	19%	5%	45%
Total Maintenance and Services Revenue	109,701	65%	111,049	60%	121,292	65%	128,073	57%	130,373	66%	138,031	62%	6%	24%
Total Revenue	$170,225	100%	$185,494	100%	$185,643	100%	$223,870	100%	$198,503	100%	$222,910	100%	12%	20%

Revenue by Geography
Americas	$108,034	63%	$111,368	60%	$113,857	61%	$143,244	64%	$127,787	64%	$133,567	60%	5%	20%
EMEA	49,332	29%	59,456	32%	58,436	32%	66,144	30%	56,636	29%	75,082	34%	33%	26%
APAC	12,859	8%	14,670	8%	13,350	7%	14,482	6%	14,080	7%	14,261	6%	1%	-3%
Total Revenue	$170,225	100%	$185,494	100%	$185,643	100%	$223,870	100%	$198,503	100%	$222,910	100%	12%	20%

Software License Revenue by Geography
Americas	$36,407	60%	$40,683	55%	$35,498	55%	$60,210	63%	$40,718	60%	$46,240	54%	14%	14%
EMEA	18,537	31%	25,891	35%	22,254	35%	27,999	29%	20,323	30%	32,306	38%	59%	25%
APAC	5,580	9%	7,871	10%	6,599	10%	7,588	8%	7,089	10%	6,333	8%	-11%	-20%
Total Software License Revenue	$60,524	100%	$74,445	100%	$64,351	100%	$95,797	100%	$68,130	100%	$84,879	100%	25%	14%

Software License Revenue by Channel
Direct	$44,293	73%	$57,960	78%	$49,946	78%	$78,504	82%	$56,181	82%	$65,379	77%	16%	13%
Indirect	16,231	27%	16,485	22%	14,405	22%	17,293	18%	11,949	18%	19,500	23%	63%	18%
Total Software License Revenue	$60,524	100%	$74,445	100%	$64,351	100%	$95,797	100%	$68,130	100%	$84,879	100%	25%	14%

Transaction and Customer Information
Average Selling Price	$121	$118	$119	$148	$145	$131	-10%	11%
Number of Software Transactions > $500	15	21	18	43	27	29	7%	38%
Number of Software Transactions > $1,000	6	5	5	12	9	7	-22%	40%
Number of New Customers	310	292	289	285	272	407	50%	39%
Percentage of License Revenue from
New Customers	27%	20%	26%	17%	26%	27%	4%	35%

Selected Balance Sheet and Cash Flow Information
Cash, Cash Equivalents and
Short-Term Investments	$436,468	$425,368	$445,824	$437,283	$436,175	$486,434	12%	14%
Cash Flow from Operations	$36,395	$5,376	$48,887	$63,881	$24,408	$47,389	94%	781%
Repurchases of Common Stock	$45,860	$34,221	$29,329	$35,446	$25,000	$7,460	-70%	-78%
Days Sales Outstanding	63	70	80	73	64	58	-9%	-17%

Headcount
Quota-Carrying Sales Representatives	314		324		336		349		341		350		3%	8%
Americas Headcount	1,745	67%	1,752	67%	1,777	67%	1,836	67%	1,853	66%	1,870	65%	1%	7%
EMEA Headcount	632	24%	633	24%	653	25%	673	25%	712	26%	757	27%	6%	20%
APAC Headcount	212	9%	217	9%	224	8%	211	8%	218	8%	237	8%	9%	9%
Total Company Headcount	2,589	100%	2,602	100%	2,654	100%	2,720	100%	2,783	100%	2,864	100%	3%	10%